Strategic Transformation Investor Presentation July 2020 | Strictly Private & Confidential September 14, 2020 | Strictly Private & Confidential One Canal Boston, MA Exhibit 99.2

FORWARD LOOKING STATEMENTS / NON-GAAP MEASURES This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Aimco’s and AIR’s portfolio composition and their relationship following the business separation; the anticipated timing, structure, benefits, and tax treatment of the spin-off; future financing plans; business strategies, prospects and projected operating and financial results (including annualized numbers and estimated GAV); and expected capital investments. In addition, we may not complete the business separation at all. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: the effects of the coronavirus pandemic on Aimco’s and AIR’s business and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; Aimco’s or AIR’s ability to maintain current or meet projected occupancy, rental rate and property operating results; Aimco’s or AIR’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of proceeds thereof; the ability to successfully operate as two separate companies each with more narrowed focus; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect us and interpretations of those regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco; Aimco’s and AIR’s relationship with each other after the consummation of the business separation; the ability and willingness of Aimco and AIR and their subsidiaries to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the business separation and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the business separation. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on Aimco’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of Aimco’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, and the other documents Aimco files from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statement relating to the business separation, which is expected to be filed by AIR with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. This presentation includes certain non-GAAP financial measures, including free cash flow, EBITDA, GAV and NAV and other measures calculated based on these measures, that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP measures, and other measures that are calculated using these non-GAAP measures, are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Aimco and AIR. Our management uses forward looking non-GAAP measures to evaluate the projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures diﬀerently, or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies. To the extent that forward-looking or projected non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. This document does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale.

TABLE OF CONTENTS Page Number I. Proposed Transaction Overview and Rationale 1 II. AIR: Stabilized Multi-family REIT Overview 6 III. Post-Separation Aimco Overview 15 Appendix 18

I. Proposed Transaction Overview and Rationale 707 Leahy Redwood City, CA

EXECUTIVE SUMMARY Aimco’s (“AIV”) current business plan comprises three primary activities: (i) investment in a portfolio of multi-family properties diversified by geography and price point; (ii) development and redevelopment of properties where land value comprises a significant percentage of the total property value; and (iii) world-class property management. Consistent with the company’s on-going strategic planning, Aimco’s management and board of directors undertook a thorough strategic review process over the past several months and determined a separation to be the best way to realize the inherent value of Aimco’s platform and portfolio The proposed business separation will create two separate and distinct public companies Apartment Investment REIT (“AIR”), a self-managed REIT, is expected to own a ~$10.4 billion(1) portfolio Aimco is expected to retain its development and redevelopment businesses and a portfolio of assets valued at ~$1.3 billion(2) Structured as a 1:1 split, Aimco shareholders will receive one share of AIR for each share owned of Aimco As two separate and distinct companies, AIR and Aimco will each have a board of directors comprised primarily of independent directors AIR seeks to provide investors the most efficient and effective way to allocate capital to multi-family by investing in a diversified portfolio of stabilized apartments, disciplined market selection, best-in-class operations, a strong balance sheet, and a stable and seasoned management team with sector-leading low overhead costs AIR will not engage in development or redevelopment and its stabilized portfolio is expected to have higher and more predictable earnings, as measured by Funds From Operations (“FFO”), allowing for a ~5% higher annual dividend in 2021, or $1.72 per share See page 3 for further details. Excludes a $861mm portfolio securing a $534 million note payable to AIR. 1

Simplicity: A simplified business focused solely on the ownership and active management of a diversified portfolio of stabilized apartment communities; Transparency: A business that is more readily understood by investors; Predictability: A business that is more predictable due to best-in-class operations and reduced exposure to the execution risk of development and redevelopment; Safety: A balance sheet with leverage at peer averages, and sufficiently low that AIR plans to consider corporate debt issuance when its cost is lower than that of non-recourse property debt; Higher Income: FFO is increased by (i) the elimination of earnings dilution from properties with reduced or no earnings during their development, redevelopment, or lease-up, and (ii) lower management costs (expected to be ~15 bps of fair market value (“Gross Asset Value” or “GAV”)) due to the elimination of overhead costs related to development and redevelopment activities; Growth: The expanded opportunity set available to Aimco increases the value of AIR’s option to purchase stabilized properties held by Aimco; Refreshed Tax Basis: A refreshed tax basis reduces the tax costs of future property sales and so enhances portfolio management, and makes cash dividends more likely to be a return of capital or capital gains for tax purposes, increasing their after-tax value for taxable investors; Dividends: Higher FFO supports higher dividends. FFO made more predictable due to reduced exposure to development/redevelopment and lower leverage supports a higher payout ratio; and Independence: AIR, with an independent board of directors and independent management, will be independent of Aimco, with incentives to exercise options that are favorable to AIR and with no obligation to Aimco other than under the terms of the shared services agreement, the leases to Aimco in-place at inception, the Aimco right of first refusal to develop or redevelop AIR properties, and other agreements entered into in order to effect the spin-off Opportunity: A pipeline of redevelopment and development opportunities sourced from AIR and the opportunity to pursue real estate opportunities in partnership with AIR; Investment Flexibility: A broader menu of investment choices, now eschewed by AIR that includes transactions that are short-term dilutive, or longer-term, or more complicated, or better measured by NAV creation than FFO, or that involve more non-recourse leverage and which may result in higher investment returns; Independence: Aimco, with an independent board of directors and independent management, will be independent of AIR, with incentives to exercise options that are favorable to Aimco and with no obligation to AIR other than under the terms of the shared services agreement, the leases from AIR in-place at inception, the AIR option to purchase properties that are stabilized, and the other agreements entered into in order to effect the spin-off For both AIR and Aimco, we believe there are expected benefits from the opportunities to work together when it is in their self-interests EXECUTIVE SUMMARY (CONT’D) Expected Benefits to AIR Expected Benefits to Aimco 2

TRANSFORMATIVE TRANSACTION

The business separation transaction is expected to allow AIR to focus solely on stabilized multi-family assets while having access to development and redevelopment opportunities with limited execution and financing risk or earnings dilution, producing a business that is more predictable.



Aimco
APARTMENT HOMES
(NYSE: AIV)
GAV: $12.6bn(1)
Stabilized Properties 91%
Opportunistic and Development Investments(2) 9%
NAV: $9.2bn(3)
$58 per Share
AIR
GAV: $10.4bn(1)
Stabilized Properties 96%
Leased Assets 4%
NAV: $7.8bn(3)
$50 per Share
Aimco (NYSE: AIV)
GAV: $1.3bn(1)(4)
Opportunistic and Development Investments(2) 62%
Stabilized Properties 38%
NAV: $1.3bn(3)(5)
$8 per Share
Separate Portfolio
Separate Portfolio securing note to AIR: $861 million GAV with $201mm property debt and $534 million note to AIR

(1) GAV is calculated using the valuations published as of March 31, 2020 adjusted for subsequent population changes, primarily the California Joint Venture (see following page for details) and the Separate Portfolio securing note to AIR.

(2) Opportunistic and development investments includes investment in Parkmerced, mixed-use real estate assets and development/redevelopment assets.

(3) NAV is calculated using the liabilities reported as of June 30, 2020 adjusted for subsequent changes, of which the most important are the California Joint Venture and the Separate Portfolio securing note to AIR (see appendix for details).

(4) Excludes GAV of Separate Portfolio securing note to AIR valued at approximately $861mm.

(5) Includes NAV of Separate Portfolio securing note to AIR valued at approximately $126mm.

3

On September 8, as part of its longer-term strategy to reduce financial leverage and to rebalance its capital allocation among target markets, Aimco entered into a ten-year joint venture (“the JV”) with a passive institutional investor to own jointly 12 multi-family properties with 4,051 apartment homes located in California The properties were valued at $2.4 billion, or approximately $592,000 per unit, equivalent to an implied NOI cap rate of ~4.2% and an implied free cash flow cap rate of ~4.0%(1) The properties secure non-recourse property debt of $1.22 billion with a weighted average interest rate of 3.17% and have an implied equity value of $1.18 billion In exchange for a 39% interest subject to $475 million of property debt, Aimco received $461 million cash plus an additional $24 million for future redevelopment spending Aimco retains ownership of the remaining 61% interest and is responsible to operate the properties, earning property and asset management fees The valuation is 97% of the last GAV calculated and published by Aimco These properties are expected to be owned by AIR post separation This transaction, along with a property currently under contract, represent over $1 billion of third-party investment and provide support for the relative stability of multifamily asset values during the recent economic shock CALIFORNIA JOINT VENTURE TRANSACTION Based upon NOI and free cash flow annualized for the six months ending June, 2020. Executed a joint venture at pre-COVID level valuations and decreased leverage by 1.2x. 4

ILLUSTRATIVE BUSINESS SEPARATION TIMELINE AIR and Aimco are expected to trade as separate and distinct public companies in December 2020 dependent on SEC review process. August 2020 September 2020 October 2020 November 2020 December 2020 August Confidentially Submitted Form 10 Late November Expect to declare distribution of AIR shares September – November Dialogue with SEC September 14th Public Announcement Mid-December Expect that AIR separation becomes effective 5

II. AIR: Stabilized Multi-family REIT Overview The Sterling Philadelphia, PA

KEY HIGHLIGHTS AIR, a newly-formed, self-managed real estate investment trust will provide a simple and transparent way to invest in the multi-family sector: ownership with public market liquidity of a diversified portfolio of apartment communities, with low financial leverage, limited execution risk, best-in-class operations, and sector low management costs. Stabilized Multi-family Portfolio in Top Eight Markets Best-in-Class Property Management Operations Lower Leverage and Lean Overhead Reduced Execution Risk Experienced Management Team Strong & Flexible Balance Sheet 6

Boston Greater Washington 12.4% Los Angeles 21.5% Denver 7.1% Miami 9.6% San Diego 7.2% Philadelphia 12.0% Boston 9.9% DIVERSIFIED GEOGRAPHIC FOOTPRINT AIR expects to own a portfolio of stabilized apartment properties in top U.S. markets focusing on properties with high land value located in submarkets with outsized growth prospects. AIR will maintain a dynamic capital allocation and market selection process and expects over time to decrease its investment in jurisdictions with high unfunded public liabilities and to increase its allocation to locations with lower public tax burdens, including the southeastern states. > 10% of GAV 5 - 10% of GAV Market % of GAV Top Eight Markets(1)(2) (Representing 90% of Total GAV) California Joint Venture GAV shown at pro rata ownership. Includes 5 leased assets to Aimco. 3400 and Anaheim in LA / San Diego? Bay Area 10.6% 7

DIVERSIFIED BY PRICE POINT AIR expects to maintain a balanced multi-family portfolio consisting of approximately ½ Class A and ½ Class B/C+ communities, allowing it to reap the benefits of price-point diversification over various economic and housing cycles. Total Portfolio Overview(1)(2)(3) Portfolio metrics calculated as of March 31, 2020 to represent the stabilized portfolio prior to any dilutive impact from COVID-19 and related government shutdowns. California Joint Venture GAV and units shown at pro rata ownership. Includes 5 leased assets to Aimco. 8

HIGH QUALITY PORTFOLIO Lincoln Place Venice, CA Avery Row Arlington, VA 21 Fitzsimons Aurora, CO 777 South Broad Philadelphia, PA Axiom Apartments Cambridge, MA Park Towne Place Philadelphia, PA Bay Parc Apartment Homes Miami, FL Preserve at Marin Corte Madera, CA AIR apartment communities are equipped with smart home technology. Many also include state-of-the-art fitness centers, rooftop social decks, resort-style pools, pet-friendly amenities, electric vehicle chargers, and package locker systems. 9

Source: Company filings representing quarter ending June 30, 2020. Average growth is calculated as simple average of growth rates from 2010 to 2Q 2020 as disclosed in company filings. BEST-IN-CLASS PROPERTY MANAGEMENT OPERATIONS Peer Leading Operating Cost Control Average Same-Store Operating Expense Growth Over Past Decade(1) AIR will continue to drive rent growth based on high levels of resident retention through superior customer selection and satisfaction, coupled with disciplined innovation resulting in sustained cost control, to maximize NOI growth and margins. Aimco’s sustained best-in-class operations is proven by: World class measured customer satisfaction, 4.3 out of 5 in 1H 2020; High customer retention, 60% for the 12 months ended June 30, 2020; and Peer leading NOI margins for the past 12 quarters 10

Source: Green Street Advisors (“GSA”), Wall Street research and company filings as of September 12, 2020. Per Wall Street research. Debt balance is as of June 30, 2020 adjusted for subsequent events. EBITDA is as of March 31, 2020 which was unaffected by the current economic slowdown. Per GSA. Lower Net Leverage and In-Line with Peers 1Q20 Net Debt + Pref. to Quarter Annualized EBITDA(1) Reduced Cost of Leverage(3) 2Q20 Lean Overhead 2Q20 (NTM) G&A as a % of Gross Asset Value(3) (bps) KEY BENCHMARKING RELATIVE TO PEERS Medium-term leverage target of 5.5x through property debt repayment and NOI growth (2) 11

STRONG & FLEXIBLE BALANCE SHEET

AIR will have a strong, low-cost, low-leverage balance sheet that is flexible and maintains a well-laddered maturity schedule. AIR will consider issuing corporate debt when its cost is lower.

Key Highlights

- Pro forma leverage (Net Debt / Normalized EBITDA) is expected to be around 5.9x post delevering and business separation and expected to reach 5.5x in the medium-term through property debt reduction and NOI growth
- Anticipate well-laddered debt maturity with ~1% of pro forma debt maturing in 2H 2020 and 2021
- No financial covenants tied to leverage metrics
- AIR expects to secure investment grade ratings, and depending on market conditions, to issue corporate debt in the future

5.9x[(2)]
PF Leverage (Based Upon 1Q20 Normalized EBITDA)

5.5x
Medium-Term Leverage Target

Capitalization (at share)

($ in millions)	As Reported 2Q 2020	Adj. Subsequent Events	Adj. Joint Venture	Adj. Retained (Aimco)	AIR
Property Debt	$4,558	$ --	($929)	($439)	$3,190
Term Loan	350	--	--	--	350
Revolver	--	--	--	--	--
Note Collateralized by Aimco Separate Portfolio	--	--	--	(534)	(534)
Total Debt	**$4,908**	**$ --**	**($929)**	**($973)**	**$3,006**
Cash	(428)	16[(1)]	20	111	(281)
Securitization Trust Assets	(97)	--	--	--	(97)
Net Debt	**$4,383**	**$16**	**($909)**	**($862)**	**$2,628**
Preferred (Includes Noncontrolling Interest)	101	--	--	(5)	96
Net Debt + Pref. (at share)	**$4,484**	**$16**	**($909)**	**($867)**	**$2,724**
Net Debt + Pref. / Annualized (1Q20) Normalized EBITDA (at share)					5.9x[(2)]

California Joint Venture Sources and Uses

($ in millions)

Sources	
California JV (at share)	$929
Cash Used	20
Total Sources	**$949**

Uses	
Property Debt Paydown	$454[(3)]
Property Debt (Partner Share)	475[(4)]
Transaction Expenses	20[(5)]
Total Uses	**$949**

Note: EBITDA is calculated as of March 31, 2020, which was unaffected by the current economic slowdown.
(1) Reflects subsequent events inclusive of asset acquisitions, dispositions, investments and spin related transaction expenses.
(2) Refer to EBITDA bridge in the appendix.
(3) Additional debt paid down through equity proceeds received from joint venture.
(4) Reduction from joint venture partner's share of allocated debt.
(5) Includes transaction expenses and debt prepayment penalties.

12

AIR expects to benefit from a series of valuable opportunities to transact with Aimco to enhance the quality and resilience of its portfolio, while sidestepping the risks, earnings drag and leverage of development activities. AIR will not engage in development or redevelopment, reducing execution risk, overhead costs, and vacancy expense during construction and lease-up Five AIR properties are now under construction or in lease up and are expected to be so at the time of the separation. AIR plans to lease the five properties to Aimco to complete the work now underway; the net leases by AIR are expected to contribute $25 million annually, or approximately 5% of AIR NOI Aimco will be obligated to complete construction and lease up of each project at Aimco’s cost, and pay a fixed monthly rent to AIR for the duration of the lease, while receiving all property cash flow during the lease period Upon stabilization of each property, the rent to AIR will increase to reflect the stabilized value; Aimco will then have the option to terminate the lease, triggering the option, but not obligation, for AIR to acquire the leasehold from Aimco at a price below fair market value If AIR does not exercise its purchase option, Aimco will have the option to purchase the AIR position at its pre-determined value AIR owns other properties with development or redevelopment potential and will have the right to enter into similar leases with Aimco to secure some of the advantages of their development or redevelopment without execution risk or overhead costs AIR is under no obligation to Aimco for any additional transactions and is free to engage in similar structures with other parties, subject to Aimco’s right of first refusal REDUCED EXECUTION RISK 13

EXPERIENCED MANAGEMENT TEAM AIR is expected to have management and governance independent of Aimco and will be a self-managed real estate investment trust in all respects. The existing Aimco board of directors will become the directors of AIR and new directors will replace them as Aimco directors. Terry Considine will continue to serve as Executive Chairman of Aimco’s board. Terry Considine 45+ Years of Experience Chief Executive Officer Paul Beldin 12+ Years of Experience Chief Financial Officer [Photo] Lisa Cohn 18+ Years of Experience President and General Counsel [Photo] Keith Kimmel 18+ Years of Experience President, Property Management Conor Wagner 2+ Years of Experience Chief Investment Officer 14

III. Post-Separation Aimco Overview

GOING FORWARD AIMCO STRATEGY Going forward, Aimco is expected to focus on development and redevelopment and value-creating transactions. Sources of Capital: Non-recourse property debt Construction loans Third-party equity capital Retained earnings Aimco well capitalized: $1.3 billion of owned assets(1) $100 million of cash (sufficient to cover three years of internal costs) $100 million revolver capacity Aimco will guard its liquidity by policies requiring cash or available credit exceeding the sum of (i) 120% of costs required to complete committed developments and redevelopments, plus (ii) three times the difference of (A) the annual cash costs of its recurring overhead less (B) 50% of recurring cash flow from stabilized properties Financing Strategy Business Strategy Development and Redevelopment: Undertake development and redevelopment projects on assets leased from AIR as well as Aimco sourced opportunities, including providing services for third-parties Aimco has the contractual right to develop multi-family properties, co-located with commercial life science uses to be built by a premier life sciences real estate developer Transactions: Expected to have a broad investment opportunity set and undertake complicated transactions when warranted by risk-adjusted returns As of March 31, 2020 pro forma adjusted for subsequent events. 15

AIMCO VETERANS TO LEAD MANAGEMENT TEAM Aimco’s senior management team is expected to include Aimco veterans with Terry Considine serving as Chief Executive Officer while a search is conducted for a seasoned real estate developer to work with Mr. Powell to build a national footprint. Five to six new independent directors will be recruited to serve as Aimco directors and will be joined by one or two of the existing Aimco directors. Mr. Considine will continue as Executive Chairman. Lynn Stanfield 19+ Years of Experience Chief Financial Officer Wes Powell 16+ of Years of Experience President, Chief Investment Officer Jennifer Johnson 16+ Years of Experience Chief Administrative Officer and General Counsel 16

FUTURE RELATIONSHIP BETWEEN AIR AND AIMCO As two separate and distinct companies, AIR and Aimco will each have a board of directors comprised primarily of independent directors AIR and Aimco will have separate management teams located in separate offices. AIR will be headquartered in Denver, Colorado, while Aimco will have offices in Bethesda, Maryland, as well as Denver Broadly, each will have options, but not obligations, with respect to the other, and will be free to transact with third-parties AIR will have purchase options with respect to all stabilized properties owned by Aimco except those in the initial portfolio AIR has engaged Aimco to complete the now underway development and redevelopment of five properties pursuant to an agreed Master-Lease Agreement. AIR will have the option, but not obligation, to engage in similar transactions with Aimco in the future 17

Appendix Palazzo West Los Angeles, CA

AIR PORTFOLIO OVERVIEW UPON COMPLETION OF THE TRANSACTION (INCLUDING PROPERTIES IN THE CALIFORNIA JV) NAV Build 18

NAV Build AIR PORTFOLIO OVERVIEW UPON COMPLETION OF THE TRANSACTION (INCLUDING PROPERTIES IN THE CALIFORNIA JV) (CONT’D) 19

CALIFORNIA JOINT VENTURE PORTFOLIO 20

AIR PORTFOLIO OVERVIEW UPON COMPLETION OF THE TRANSACTION (CONT’D) ($ in millions except for per share data) AIR is expected to have a NAV per share of approximately $50(1)(2)(3). Real Estate GAV as of March 31, 2020; pro forma adjusted to include subsequent events. Balance sheet items as of June 30, 2020; pro forma adjusted to include subsequent events. Share and share equivalents as of March 31, 2020. (1) (2) (2) (3) (2) (2) 21

AIMCO PORTFOLIO OVERVIEW UPON COMPLETION OF THE TRANSACTION Leased from AIR NAV Build Separate Portfolio Assets Owned Assets Partially owned assets managed by a third-party operator. 22

AIMCO PORTFOLIO OVERVIEW UPON COMPLETION OF THE TRANSACTION (CONT’D) ($ in millions except for per share data) Aimco is expected to have a NAV per share of approximately $8(1)(2)(3). Real Estate GAV as of March 31, 2020; pro forma adjusted to include subsequent events. Balance sheet items as of June 30, 2020; pro forma adjusted to include subsequent events. Share and share equivalents as of March 31, 2020. (1) (2) (3) (2) (2) (2) (2) A B B A 23

Transx. Adj. EXHIBIT A: NON-GAAP EBITDA RECONCILIATION Reflects the pro forma impact related to properties sold, or expected to be sold during 2020, and the joint venture transaction completed on September 8, 2020, including: the removal interest expense due to planned delevering with proceeds received from asset sales and the joint venture transaction, and inclusion of administrative fees expected to be received from our joint venture partner. Reflects the pro forma impact of the transaction to separate Aimco into two public entities including: the removal of historical results of properties remaining with Aimco, the removal of operating results and the inclusion of interest income related to the five leased properties at inception of the transaction, the inclusion of general and administrative and other expenses remaining in Aimco at completion of the transaction, and the related tax effect of the above adjustments. Pro Forma EBITDAre for Apartment Income REIT Aimco Historical 24

EXHIBIT B: NON-GAAP FFO / AFFO RECONCILIATION Pro Forma FFO and AFFO for Apartment Income REIT Transx. Adj. Aimco Historical PF AIR AIV Hist. Transx. Adj. PF Funds From Operations PF Adjusted Funds From Operations FFO and AFFO per diluted share Reflects the pro forma impact related to properties sold, or expected to be sold during 2020, and the joint venture transaction completed on September 8, 2020, including: the removal interest expense due to planned delevering with proceeds received from asset sales and the joint venture transaction, and inclusion of administrative fees expected to be received from our joint venture partner. Reflects the pro forma impact of the transaction to separate Aimco into two public entities including: the removal of historical results of properties remaining with Aimco, the removal of operating results and the inclusion of interest income related to the five leased properties at inception of the transaction, the inclusion of general and administrative and other expenses remaining in Aimco at completion of the transaction, and the related tax effect of the above adjustments. 25